Exhibit 99.1








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                                                 FOR IMMEDIATE RELEASE
                                                 JULY 16, 2004
                                                 FOR ADDITIONAL INFORMATION
                                                 CONTACT: RANDY J. SIZEMORE
                                                          SR VICE PRESIDENT, CFO
                                                          (260) 358-4680

                         NORTHEAST INDIANA BANCORP, INC.
                        ANNOUNCES SECOND QUARTER EARNINGS

HUNTINGTON, INDIANA, -- Northeast Indiana Bancorp, Inc. (NEIB), the parent company of First Federal Savings Bank, today announced net income of $432,000 ($0.30 per diluted common share) for the Company's second quarter ended June 30, 2004 compared to net income of $632,000 ($0.44 per diluted common share) for the second quarter ended June 30, 2003. The decline is primarily due to significantly less refinancing activity between quarters that produced net gains on the sale of loans of $28,000 for the current quarter compared to $260,000 in the year earlier quarter. Sequentially, the second quarter 2004 net income is $29,000 or 7.2% higher than the first quarter ended March 31, 2004 net income of $403,000. The current three month earnings represents an annualized return on average assets (ROA) of 0.77% and a return on average equity (ROE) of 6.46%.

Net interest income increased to $1.6 million for the quarter ended June 30, 2004 when compared to $1.5 million for the quarter ended June 30, 2003. The Company's net interest margin also improved 21 basis points to 2.99% for the current quarter compared to 2.78% in the year earlier quarter. This was primarily due to a decline in the cost of interest-bearing liabilities that was greater than the decline in interest-earning asset yields and to a lesser extent, higher average loan balances during the quarter ended June 30, 2004 compared to the quarter ended June 30, 2003.

A very positive development for the Company came in the form of a sharp decline of $1.5 million in non-performing loans to $1.3 million at June 30, 2004 compared to $2.8 million at March 31, 2004. The decrease was due to a significant commercial real estate loan being transferred to real estate owned during the quarter ended June 30, 2004 and still being carried as such at quarter end. Subsequent to the transfer of the property to real estate owned, the Bank accepted a purchase agreement and earnest money from a qualified buyer. The closing is expected to take place during July 2004. Based on the outcome of this loan and no significant change in loans outstanding, the Company made no provision for loan losses during the quarter ended June 30, 2004.

Noninterest income decreased by $307,000 to $331,000 during the quarter ended June 30, 2004 when compared to $638,000 in the same period a year ago. This was primarily due to a $232,000 decrease in net gains on the sale of loans quarter to quarter as mentioned above. The Company also recorded a net loss on the sale of repossessed assets for the quarter ended June 30, 2004 of $1,000 compared to a net gain on the sale of repossessed assets for the quarter ended June 30, 2003 of $49,000. Trust and brokerage fees declined $40,000 between quarters due to the conversion of trust assets to another financial institution during the third quarter of 2003 under a revenue sharing agreement. Service charges on deposit accounts increased $31,000 for the current quarter as a new retail overdraft program was implemented by management during the quarter ended June 30, 2004.





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Non-interest expense increased to $1.3 million for the quarter ended June 30,
2004 compared to $1.2 million for the quarter ended June 30, 2003. This increase came primarily in salaries and employee benefits due to increased funding on a defined benefit pension plan, increased ESOP expense due to the Company's current share price, and less deferred loan origination fees due to significantly lower mortgage volumes. Occupancy, data processing, professional fees and other expenses saw decreases between quarters.

Net income for the six months ended June 30, 2004 decreased to $835,000 compared to $1.1 million for the six months ended June 30, 2003. This decrease is mainly due to a decline of $369,000 in net gain on the sale of loans between periods due to significantly lower mortgage sales volumes and to a lesser extent, lower deferred loan origination fees and increased benefit costs between periods. These items were partially offset by an increase in net interest income of $194,000 or 6.5% to $3.2 million for the six months ended June 30, 2004 compared to $3.0 million for the six months ended June 30, 2003.

Total assets at June 30, 2004 of $225.1 million was relatively unchanged compared to December 31, 2003 assets of $227.4 million. However, total deposits increased $8.1 million or 6.6% to $130.1 million at June 30, 2004 from $122.0 million at December 31, 2003. The increases came primarily in MMDA, NOW, savings, and non-interest bearing checking accounts as management continues to focus on lower costing funding sources. These funds were used primarily to replace other borrowed funds.

Shareholder's equity at June 30, 2004 was $26.5 million compared to $27.2 million at December 31, 2003. The company repurchased 30,186 shares of treasury stock, at an average cost of $21.95, for a total cost of approximately $663,000 during the quarter ended June 30, 2004. In the opinion of management, these repurchases help leverage Northeast Indiana Bancorp's remaining equity and tend to improve return on shareholder's equity. Northeast Indiana Bancorp has approximately 44,000 shares that may be repurchased under the current stock repurchase program, which was previously announced.

The book value of NEIB's stock was $18.07 per common share as of June 30, 2004. The number of outstanding common shares was 1,467,917 as of the same date. The last reported trade of the stock on July 12, 2004 was $21.41 per common share. This represents a 1.8% increase over the closing price of $21.04 per common share on December 31, 2003.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches located in Huntington, Indiana. The Company is traded on The NASDAQ Stock Market under the symbol "NEIB".

This press release may contain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues. Factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, loan demand, and competition. Additional factors include changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, regulatory and technological factors affecting each company's operations, pricing, products and services.

                                     -MORE-

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                            NORTHEAST INDIANA BANCORP
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
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                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                               ASSETS                                                    June 30,       December 31,
                                                                                                           2004              2003

Interest-earning cash and cash equivalents                                                            $  2,331,792      $  6,849,198
Noninterest earning cash and cash equivalents                                                            4,462,827         2,483,881
                                                                                                      ------------------------------
   Total cash and cash equivalents                                                                       6,794,619         9,333,079
Securities available for sale                                                                           41,174,716        43,687,318
Securities held to maturity estimated market value of $60,000 and $150,000 at  June 30, 2004 and
December 31, 2003                                                                                           60,000           150,000
Loans held for sale                                                                                           --                --
Loans receivable, net of allowance for loan loss June 30, 2004 $1,483,672 and December 31, 2003
$1,772,109                                                                                             164,358,144       163,676,825

Accrued interest receivable                                                                                803,947           798,722
Premises and equipment                                                                                   2,117,731         2,061,781
Investments in limited liability partnerships                                                            1,486,533         1,602,147
Cash surrender value of life insurance                                                                   5,056,430         4,352,129
Other assets                                                                                             3,247,321         1,732,531
                                                                                                      ------------------------------
    Total Assets                                                                                      $225,099,441      $227,394,532
                                                                                                      ==============================
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                                               130,070,620       122,009,736
Borrowed Funds                                                                                          66,802,588        76,545,485
Accrued interest payable and other liabilities                                                           1,702,849         1,644,751
                                                                                                      ------------------------------
    Total Liabilities                                                                                  198,576,057       200,199,972
                                                                                                      ------------------------------

Retained earnings - substantially restricted                                                            26,523,384        27,194,560
                                                                                                      ------------------------------
    Total Liabilities and Shareholder's Equity                                                        $225,099,441      $227,394,532
                                                                                                      ==============================
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                        CONSOLIDATED STATEMENTS OF INCOME

                                                                      Three Months Ended                     Six Months Ended
                                                                          June 30,                                June 30,
                                                                   2004                2003               2004                2003
                                                                   ----                ----               ----                ----
Total interest income                                          $ 2,994,605         $ 3,148,787        $ 6,004,104        $ 6,383,181
Total interest expense                                           1,406,257           1,673,717          2,840,648          3,413,766
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   Net interest income                                         $ 1,588,348         $ 1,475,070        $ 3,163,456        $ 2,969,415
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Provision for loan losses                                             --                  --                 --                 --
  Net interest income after provision for loan losses          $ 1,588,348         $ 1,475,070        $ 3,163,456        $ 2,969,415
    Service charges on deposit accounts                            124,493              93,585            208,865            178,121

    Net gain on sale of securities                                    --                  --               18,971               --
    Net gain on sale of loans                                       27,659             259,546             56,208            425,120
    Net gain (loss) on sale of repossessed assets                   (1,450)             48,508              4,241             62,862
    Trust and brokerage fees                                        10,913              50,517             25,837            102,212
    Other income                                                   169,826             185,706            328,800            313,220
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Total noninterest income                                       $   331,441         $   637,862        $   642,922        $ 1,081,535
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    Salaries and employee benefits                                 756,050             617,615          1,502,354          1,277,364
    Occupancy                                                      110,409             123,454            222,663            247,182
    Data processing                                                158,181             167,243            322,266            336,324
    Deposit insurance premiums                                       4,680               4,918              9,364             10,071
    Professional fees                                               65,103              69,288            135,751            147,005
    Correspondent bank charges                                      54,251              53,836            107,626             99,773
    Other expense                                                  183,481             186,981            388,071            398,072
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Total noninterest expenses                                     $ 1,332,155         $ 1,223,335        $ 2,688,095        $ 2,515,791
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  Income before income tax expenses                            $   587,634         $   889,597        $ 1,118,283        $ 1,535,159
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Income tax expenses                                                155,214             257,550            283,273            421,900
Net Income                                                     $   432,420         $   632,047        $   835,010        $ 1,113,259
====================================================================================================================================
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                                                                     Three Months Ended                     Six Months Ended
                                                                          June 30,                                June 30,
                                                                   2004                2003               2004                2003
                                                                   ----                ----               ----                ----
Basic Earnings per common share                                       0.30              0.45               0.58              0.78
Dilutive Earnings per share                                           0.30              0.44               0.56              0.75
Net interest margin                                                   2.99%             2.78%              3.00%             2.81%
Return on average assets                                              0.77%             1.13%              0.75%             1.00%
Return on average equity                                              6.46%             9.47%              6.19%             8.35%
Average shares outstanding- primary                              1,436,264         1,414,449          1,440,721         1,423,186
Average shares outstanding- diluted                              1,461,025         1,442,606          1,491,937         1,475,036
                                                               ------------------------------------------------------------------

Allowance for loan losses:
   Balance at beginning of period                              $ 1,694,249       $ 1,796,511        $ 1,772,109       $ 2,135,630
   Charge-offs:
      One-to-four family                                             2,907              --                2,907            25,954
      Commercial real estate                                       208,218              --              208,218           201,379
      Commercial                                                      --                --                 --             100,488
      Consumer                                                      55,291            48,717            167,482           140,865
                                                               ------------------------------------------------------------------
         Gross charge-offs                                         266,416            48,717            378,607           468,686
   Recoveries:
      One-to-four family                                              --                --                 --                --
      Commercial real estate                                          --                --                 --                --
      Commercial                                                    10,000            83,000             10,000            96,000
      Consumer                                                      45,839            27,169             80,170            95,019
                                                               ------------------------------------------------------------------
         Gross recoveries                                           55,839           110,169             90,170           191,019
                                                               ------------------------------------------------------------------
   Net charge-offs (recoveries)                                    210,577           (61,452)           288,437           277,667
   Additions charged to operations                                    --                --                 --                --
   Balance at end of period                                    $ 1,483,672       $ 1,857,963        $ 1,483,672       $ 1,857,963
                                                               ==================================================================

   Net loan charge-offs (recoveries) to average loans (1)             0.49%            (0.16)%             0.34%             0.35%
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Nonperforming assets (000's)                                   At June 30,      At March 31,    At December 31,
   Loans:                                                             2004              2004               2003
                                                                      ----              ----               ----
   Non-accrual                                                 $     1,342       $     2,805        $     2,413
   Past 90 days or more and still accruing                            --                --                 --
   Troubled debt restructured                                         --                --                 --
                                                               ------------------------------------------------
      Total nonperforming loans                                      1,342             2,805              2,413
Real estate owned                                                    1,099                89                162
Other repossessed assets                                              --                  17                  3
                                                               ------------------------------------------------
      Total nonperforming assets                               $     2,441       $     2,911        $     2,578
                                                               ================================================

Nonperforming assets to total assets                                  1.08%             1.31%              1.13%
Nonperforming loans to total loans                                    0.81%             1.68%              1.46%
Allowance for loan losses to nonperforming loans                    110.58%            60.39%             73.44%
Allowance for loan losses to net loans receivable                     0.89%             1.02%              1.07%
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
                                                                        At June 30,
                                                                  2004               2003
                                                                  ----               ----

Stockholders' equity as a % of total assets                          11.78%            12.17%
Book value per share                                           $     18.07       $     18.28
Common shares outstanding- EOP                                   1,467,917         1,464,944

(1) Ratios for the three-month periods are annualized.
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